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                                                                   Exhibit 12.2

                         NORTHWEST AIRLINES CORPORATION
                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                        AND PREFERRED STOCK REQUIREMENTS
                              (DOLLARS IN MILLIONS)


                                                                  THREE MONTHS ENDED               SIX MONTHS ENDED
                                                                       JUNE 30                          JUNE 30
                                                             -----------------------------   ------------------------------
                                                                1999             1998           1999             1998
                                                             -----------      ------------   ------------    --------------
Earnings:

Income before income taxes                                   $      198       $        81    $       150     $         196
Less:  Income from less than 50%
          owned investees                                            18                 5             35                 6
Add:
     Rent expense representative of interest (1)                     49                49             97                96
     Interest expense net of capitalized interest                    88                63            177               116
     Interest of mandatorily redeemable
        preferred security holder                                     6                 5             13                11
     Amortization of debt discount and expense                        4                 4              7                 6
     Amortization of interest capitalized                             1                 1              2                 2
                                                             -----------      ------------   ------------    --------------

     ADJUSTED EARNINGS                                       $      328       $       198    $       411     $         421
                                                             -----------      ------------   ------------    --------------
                                                             -----------      ------------   ------------    --------------

FIXED CHARGES AND PREFERRED STOCK REQUIREMENTS:

Rent expense representative of interest (1)                  $       49       $        49    $        97     $          96
Interest expense net of capitalized interest                         88                63            177               116
Interest of mandatorily redeemable
     preferred security holder                                        6                 5             13                11
Preferred stock requirements                                          -                 -              1                 1
Amortization of debt discount                                         4                 4              7                 6
Capitalized interest                                                  4                 4              8                 7
                                                             -----------      ------------   ------------    --------------

     FIXED CHARGES AND PREFERRED
        STOCK REQUIREMENTS                                   $      151       $       125    $       303     $         237
                                                             -----------      ------------   ------------    --------------
                                                             -----------      ------------   ------------    --------------

RATIO OF EARNINGS TO FIXED CHARGES AND
     PREFERRED STOCK REQUIREMENTS                                  2.17              1.58           1.36              1.78
                                                             -----------      ------------   ------------    --------------
                                                             -----------      ------------   ------------    --------------




(1) Calculated as one-third of rentals, which is considered representative of the interest factor.